                                                                    Exhibit 10.1

                           ASSET PURCHASE AGREEMENT

                                BY AND BETWEEN

                                ELEK-TEK, INC.

                                      AND

                           CREATIVE COMPUTERS, INC.

                              SEPTEMBER 17, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                                                      PAGE
                                                                                                      ----
PRELIMINARY RECITALS................................................................................     1

ARTICLE 1            DEFINITIONS....................................................................     1
     Section 1.1     Defined Terms..................................................................     1
     Section 1.2     Other Definitional Provisions..................................................     3

ARTICLE 2            Purchase and Sale of Assets; Assumption of Liabilities; Purchase Price.........     3
     Section 2.1     Purchase and Sale of Assets....................................................     3
     Section 2.2     Excluded Assets................................................................     4
     Section 2.3     Excluded Liabilities...........................................................     4
     Section 2.4     Purchase Price.................................................................     4
     Section 2.5     Instruments of Conveyance and Transfer, Assumption, etc........................     6
     Section 2.6     DISCLAIMER.....................................................................     7
     Section 2.7     Further Assurances.............................................................     7

ARTICLE 3            Representations, Warranties and Covenants......................................     7
     Section 3.1     Representations and Warranties of Seller.......................................     7
     Section 3.2     Representations and Warranties of Purchaser....................................     8
     Section 3.3     Covenants of Seller............................................................     9

ARTICLE 4            Conditions to Purchaser's Obligations..........................................    10
     Section 4.1     Court Order....................................................................    10
     Section 4.2     Representations and Warranties True............................................    10
     Section 4.3     Performance....................................................................    11
     Section 4.4     Services Agreement.............................................................    11
     Section 4.5     Successful Bidder..............................................................    11
     Section 4.6     Finding of Good Faith Purchaser................................................    11
     Section 4.7     Employment Matters.............................................................    11
     Section 4.8     Financing......................................................................    11
     Section 4.9     Consents.......................................................................    11

ARTICLE 5            Conditions to Seller's Obligations.............................................    11
     Section 5.1     Representations and Warranties True............................................    12
     Section 5.2     Performance....................................................................    12
     Section 5.3     Services Agreement.............................................................    12
     Section 5.4     Consents.......................................................................    12
     Section 5.5     Court Order....................................................................    12
     Section 5.6     Successful Bidder..............................................................    12

ARTICLE 6            Closing........................................................................    12

ARTICLE 7            Amendment, Termination and Waiver..............................................    13
     Section 7.1     Amendment and Modification.....................................................    13
     Section 7.2     Termination....................................................................    13
     Section 7.3     Extension Waiver...............................................................    13

ARTICLE 8            Auction........................................................................    14
     Section 8.1     Competitive Process............................................................    14
     Section 8.2     Plan of Reorganization.........................................................    14

ARTICLE 9            Miscellaneous Provisions.......................................................    14
     Section 9.1     Fees and Expenses..............................................................    14
     Section 9.2     Transfer Taxes.................................................................    14
     Section 9.3     Notices........................................................................    14
     Section 9.4     Public Announcements...........................................................    15
     Section 9.5     Confidentiality................................................................    16
     Section 9.6     Assignment.....................................................................    16
     Section 9.7     Governing Law..................................................................    16
     Section 9.8     Counterparts...................................................................    16
     Section 9.9     Interpretation.................................................................    16
     Section 9.10    Entire Agreement...............................................................    16
     Section 9.11    Severability...................................................................    16
     Section 9.12    No Third Party Beneficiaries...................................................    17
     Section 9.13    Exhibits.......................................................................    17

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          ASSET PURCHASE AGREEMENT dated as of September__, 1997 ("Agreement") between ELEK-TEK, INC., a Delaware corporation (the "Seller") and CREATIVE COMPUTERS, INC., a Delaware corporation, or its assigns (the "Purchaser").

                             PRELIMINARY RECITALS
                             --------------------

          Seller intends to file a case under Chapter 11 of the Bankruptcy Code before the Federal Bankruptcy Court (the "Court"), such case to be captioned In re Elek-Tek, Inc. (the "Bankruptcy Case").

          Seller is a full line, national marketer of microcomputer hardware, software and related accessories and supplies. Seller sells products through retail stores, a mail order operation, and a corporate sales force to individuals, businesses, institutions and government agencies.

          Seller and Purchaser desire to enter into this Agreement to set forth their agreement, understanding and undertaking regarding the terms and conditions of the sale to, and the assumption of and assignment to, Purchaser of certain assets of the Seller as specifically set forth herein.

          Accordingly, in consideration of the premises and of the mutual obligations, undertakings, representations, warranties and covenants set forth herein, Seller and Purchaser agree as follows:

                                   ARTICLE 1
                                   ---------

                                 DEFINITIONS
                                 -----------

          SECTION 1.1  DEFINED TERMS.  As used in this Agreement, the following
          -------      -------------
terms shall have the following meanings:

          "ACCOUNTS RECEIVABLE" means all accounts and other rights to payment arising out of contracts to which Seller is a party, and on account of which Seller has issued a written invoice that is actually received by the obligor(s) or on account of advertising notices or price protection notices as of the Effective Time.

          "ACQUISITION DOCUMENTS" shall mean this Agreement, all Exhibits hereto and all agreements contemplated hereby.

          "AFFILIATE" shall mean, with respect to any Person, any person that controls, is controlled by or is under common control with such Person.

          "BANKRUPTCY CODE" shall mean Title 11 and applicable provisions of Title 28 of the United States Code, as amended from time to time.

          "BUSINESS" shall mean all sales and marketing activities as well as all other business operations as currently conducted by the Seller, including without limitation the assets, rights and business of the Seller relating thereto.

          "CASH" shall mean all cash, cash equivalents, certificates of deposit, money market and similar accounts.

          "CLOSING DATE" or "CLOSING" shall have the meaning set forth in
Article 6.

          "CURRENT ASSET VALUE" shall mean the sum of all Accounts Receivable and Inventory, not reduced by the amount of Reserves. The foregoing accounting categories shall be presented in all cases in accordance with Seller's historical accounting practices, the Seller's audited financial statements and in accordance with generally accepted accounting principles, consistently applied.

          "EFFECTIVE TIME" shall mean 12:01 a.m., Chicago, Illinois time the day of the Closing.

          "ESCROW" shall mean the escrow established pursuant to Section 2.4 pursuant to which a portion of the Purchase Price payable in relation to the Transaction will be retained. One million dollars of the escrow will provide the sole source of recovery for post-closing adjustments to the Purchase Price based on the Review pursuant to Section 2.4(e)(ii).

          "FINAL ORDER" shall mean (a) a judgment, order or other decree issued and entered by the Court or by any state or other federal court or other tribunal location in one of the states, territories or possessions of the United States or the District of Columbia, which judgment, order or other decree is enforceable in accordance with applicable provisions of the Bankruptcy Code, Federal Rules of Bankruptcy Procedure and the Federal Rules of Civil Procedure and which has not been reversed or stayed and as to which the time to appeal has expired and as to which no appeal or petition for review, rehearing or certiorari is pending, or with respect to which any appeal has been finally decided and no further appeal or petition for certiorari can be taken or granted, or (b) a stipulation or other agreement entered into which has the effect of any such judgment, order or other decree.

          "INVENTORY" shall mean all of Seller's inventory, whether now owned or hereafter acquired and wherever located, including but not limited to, all goods intended for sale by Seller in the ordinary course of the Business.

          "RESERVES" shall mean the amount reserved on the Seller's books and records for Accounts Receivable and Inventory, respectively.

          "LIEN" shall mean any encumbrance, obligation, liability, contractual commitment, claim, including, without limitation, any theory of successor liability, de facto merger, or substantial continuity, whether based in law or equity, employee benefit obligations (including, without limitation, under the Employee Retirement Income Security Act and the comprehensive Omnibus Budget Reconciliation Act), any security interest, mortgage, lien, charge against or interest in property, adverse claim, claim of possession, right of way, license, easement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership or any option to purchase, option, charge, retention agreement which is intended as security or other matters of any person or entity.

          "PERSON" shall mean any individual, partnership, corporation, association, business trust, joint venture, governmental entity or other entity of any nature.

          "TRANSACTION" shall mean the transactions described in and contemplated by this Agreement.

          SECTION 1.2  OTHER DEFINITIONAL PROVISIONS.
          -------
All capitalized terms not otherwise defined in Section
1.1 shall have the meaning ascribed to them as provided in this Agreement.

                                   ARTICLE 2
                                   ---------

                         PURCHASE AND SALE OF ASSETS;
                         ----------------------------
                  ASSUMPTION OF LIABILITIES; PURCHASE PRICE
                  -----------------------------------------

          SECTION 2.1  PURCHASE AND SALE OF ASSETS. Subject to the terms and
          -------      ---------------------------
conditions of this Agreement and except as specifically set forth in this Agreement, on the Closing Date, Seller shall sell, transfer, convey, quitclaim, assign without recourse, representation or warranty of any kind and deliver to the extent same are capable of transfer by Seller ("Transfer") to Purchaser, free and clear of any and all Liens, and, subject to the terms and conditions of this Agreement, Purchaser shall purchase, acquire and accept from Seller, all of the assets and property of the Seller, but specifically excluding the Excluded Assets (as defined below), including, without limitation, the following assets and property of Seller (collectively, the "Transferred Assets"):

          (a) Tangible Personal Property. All Seller's customer lists, data bases, catalog inventory, books, records, computer hardware, computer software, equipment, office furniture, fixtures, office supplies and other tangible personal property owned, used or useful in connection with the Business, wherever located and whether owned or leased,

          (b) Intangible Personal Property. All Seller's intangible personal property owned, used or maintained by the Seller, including, without limitation, all trade marks (including specifically the names "Elek-Tek" and "The Computer Wonderland"), trade names, trade secrets, goodwill, copyrights, uncopyrighted work, proprietary information, intellectual property, software, licenses, permits and databases,

          (c) Accounts Receivable. All Seller's trade accounts receivable, vendor accounts receivable and other rights to payment arising out of contracts to which Seller is a party,

          (d)  Inventory. All Seller's Inventory.

          (e) Real Property. All Seller's real estate owned in connection with the Business,

          (f) Other Assets. All other monies, payments or benefits arising from or relating to Seller's contract for commitments, oral or written, known or unknown.

          SECTION 2.2  EXCLUDED ASSETS. Notwithstanding anything to the contrary
          -------      ---------------
contained in Section 2.1, Seller shall retain all right, title and interest in and to, and shall not transfer or assign to Purchaser, any of the following assets, property, rights, claims and causes of action of the Seller (collectively, the Excluded Assets"):

          (a) Any Federal, state, local or foreign tax benefits and attributes with respect to any period ending on or before the Closing Date, including net operating loss carryovers, refunds paid or due to be paid in connection with the income or operations of the Seller and all Federal and state withholding tax deposits paid by Seller;

          (b) The minute and stock books and similar corporate records and any documents which the Seller is required by law to retain or as a matter of good business practice should retain in its possession;

          (c)  All Cash of the Seller;

          (d) All contracts and leases with other parties to which the Seller is a party; (other than Accounts Receivable); and

          (e) All other rights, claims, counterclaims or causes of action vested in the Seller including without limitation, causes of action relating to fraudulent conveyance, preference or other avoidance powers under the Bankruptcy Code and any other causes of action.

          SECTION 2.3  EXCLUDED LIABILITIES. Notwithstanding anything to the
          -------      --------------------
contrary contained or implied in this Agreement, Purchaser shall not assume, and shall have no liability for, any debts, liabilities, obligations, taxes, contracts or commitments of any kind, nature, manner or degree including but not limited to obligations of any kind whatsoever owing to employees (e.g., taxes, pensions, severance payments, vacations, etc.) (collectively, the "Excluded Liabilities") in connection with the Business presently existing or hereafter arising, known or unknown, contingent or liquidated.

          SECTION 2.4  PURCHASE PRICE.
          -------      --------------

          (a) The Purchase Price payable by Purchaser to Seller (the "Purchase Price") for the Transferred Assets shall be $43,000,000 plus or minus (as the case may be) the Adjustment (as defined below).

          (b)  Purchaser shall pay the Purchase Price to Seller as follows:

               (i) The sum of $42,000,000 (less (i) any assumptions of debt owed by Seller to Deutsche Financial Services Corporation ("Deutsche Financial") and (ii) any stay bonuses payable to the key employees identified on Schedule 4.7 in the amounts approved by the Bankruptcy Court, which liabilities for such stay bonuses shall be assumed by Purchaser on the Closing Date), in current funds shall be paid on the Closing Date by the Purchaser to the Seller, adjusted as provided in subsection (d) below;

               (ii) The sum of $1,000,000 shall be placed into Escrow with an institutional escrow agent mutually acceptable to the parties pursuant to an Escrow Agreement substantially in the form of Exhibit 3 attached hereto. Such escrowed funds
                            ---------
                    shall be held for a period of ninety (90) days following the Closing Date.

          (c) The Purchase Price shall be paid by wire transfer of immediately available funds (unless otherwise assumed pursuant to assumption agreements with Deutsche Financial) to Seller's account(s) in accordance with written instructions to be given by Seller to Purchaser prior to the Closing.

          (d) The Purchase Price shall be increased or decreased on a dollar-for-dollar basis by the amount that the Current Asset Value is respectively greater or less than $47,900,000 on the Closing Date (the "Adjustment"). The amount of such increase or decrease in Current Asset Value shall be an adjustment to the Purchase Price on the Closing Date. It is understood and agreed by the parties that the adjustment will reflect the Current Asset Value as presented on a "Current Asset Value Statement" prepared by the Seller and delivered on the Closing Date. The Current Asset Value Statement shall be subject to audit pursuant to subsection (e) below and the Purchase Price adjusted if the audit so dictates.

          (e) (i) A pre-closing audit (the "Audit") shall be conducted by a big six accounting firm mutually satisfactory to the parties on behalf of Purchaser and at Purchaser's expense, to determine any necessary accounting adjustments to the Current Asset Value Statement. Seller agrees that the Audit may be provided to Purchaser's lender. Purchaser will allow one or more members of Seller's internal accountants or other representatives, at Seller's expense, to review and fully participate in the Audit so that Seller can identify and confirm any adjustments to Current Asset Value on the Current Asset Value Statement. Purchaser and Seller shall agree on the methodology for the Audit, which methodology shall be consistent with Seller's past practices, which practices should reflect generally accepted accounting principles, consistently applied. The methodology shall include, but is not limited to, those matters addressed on Schedule 2.4(e). If the Audit uncovers any unrecorded assets, the Purchase Price will not be adjusted by such unrecorded assets.

               (ii) Within ninety (90) days of Closing, a post-closing review (the "Review") shall be completed and the results reported by the Buyer to determine any necessary adjustments to the Current Asset Value Statement as a result of any breach of Section 3.1 (c), (d) or (e). In addition to these adjustments further adjustments will be made based on collectability of Accounts Receivable and the realizable value of the Inventory (taking into consideration the Reserves). Based upon the results of the Review and subject to subsection (e)(iii) below, the escrow agent shall disburse the funds from the Escrow. In no event shall such post-closing adjustment exceed $1,000,000.

               (iii) The written results of the Audit and the Review, respectively, shall be provided to the parties as soon as available but, in the case of the Audit, no later than one day prior to the day of the hearing for the motion seeking the Entry of the Approval Order. Buyer and Seller shall each be deemed to have accepted such results unless either party gives written notice to the other of such party's objection to any item in the Audit or the Review within three (3) business days of receipt of the Audit or the Review. In the event the parties are unable to resolve such objection within two (2) business days after delivery of notice of such rejection, either party may request that the Bankruptcy Court resolve the dispute on an expedited basis. Both parties submit to and consent to the jurisdiction of the Bankruptcy Court for the expedited resolution of any disputes that arise in connection with the Audit or the Review. The parties agree that the decision of the Bankruptcy Court shall be final and binding on the parties and both parties waive any rights of appeal. The amount of any dispute arising from the Audit shall be deducted from the Purchase Price and settled immediately upon resolution of the Audit dispute.

          SECTION 2.5  INSTRUMENTS OF CONVEYANCE AND TRANSFER, ASSUMPTION,
          -------      ---------------------------------------------------
ETC.
---

          (a)  At the Closing, Seller will deliver to Purchaser:

               (i) quitclaim deeds and bills of sale, in form and substance reasonably satisfactory to Purchaser transferring to Purchaser the Transferred Assets;

               (ii) such other quitclaim deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Purchaser, as shall be effective to transfer to Purchaser all of Seller's right, title and interest in and to the Transferred Assets; and

               (iii) executed originals (to the extent available to Seller) or legible copies (to the event available to Seller) of all assigned contracts, leases and commitments, books, records and other data except as described in Section 2.2 (which Purchaser shall have the option of copying), relating to the assets and operations of the Business.

               (iv) such other documents and certificates as Purchaser or its counsel shall reasonably request.
     Simultaneously with such deliveries, Seller will take such steps as may be necessary to put Purchaser in immediate actual possession and operating control of the Transferred Assets.

          (b) At the Closing, Purchaser will deliver to Seller (i) the Purchase Price (to the extent and as provided in Section 2.4 hereof), (ii) such undertakings as Seller may reasonably request, and (iii) such other documents and certificates as Seller or its counsel shall reasonably request.

          SECTION 2.6  DISCLAIMER. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN
          -------      ----------
SECTION 3.1, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND BY ANY ONE OR MORE OF THE OTHER ACQUISITION DOCUMENTS ARE AND SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, BY, OR RECOURSE AGAINST, PURCHASER OR SELLER.

          SECTION 2.7  FURTHER ASSURANCES. From time to time during the pendency
          -------      ------------------
of the Bankruptcy Case and after the Closing and subject to any restrictions per court order in the Bankruptcy Case, at Purchaser's expense but without further consideration to Seller, each party will execute and deliver to the other party such instruments of conveyance, assignment, transfer and delivery and take such other action as the other party reasonably may request, but without representation, warranty, undertaking, or covenant of or by recourse against Seller of any kind whatsoever, to consummate the transactions contemplated hereby.

                                   ARTICLE 3
                                   ---------

                  REPRESENTATIONS, WARRANTIES AND COVENANTS
                  -----------------------------------------

          SECTION 3.1  REPRESENTATIONS AND WARRANTIES OF SELLER. Notwithstanding
          -------      ----------------------------------------
the terms of any instruments delivered at Closing, Seller hereby represents and warrants to Purchaser as follows:

          (a)  Organization, Etc.  Seller is a corporation duly incorporated and
               -----------------
     validly existing under the law of the state of its incorporation.

          (b)  Authorization, Etc.  Subject to Entry of the Approval Order (as
               ------------------
     defined in Section 4.1), Seller has full power and authority to enter into this Agreement and the other Acquisition Documents, to perform its obligations hereunder and thereunder, to Transfer the Transferred Assets and to carry out the transactions contemplated hereby and thereby. Subject to Entry of the Approval Order, this Agreement and the other Acquisition Documents to which Seller is a party are valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses as recognized by the Bankruptcy Court.

          (c)  Title to Assets.  As of the Closing Date, Seller has marketable
               ---------------
     title to all of the Transferred Assets, and, subject to the Entry of the Approval Order, shall have full power and authority to transfer title to such assets to the Purchaser free and clear of all Liens.

          (d)  Inventory.  Seller has provided Purchaser with a complete list,
               ---------
     as of the date hereof, of all of the Inventory for the Business at August 31, 1997, and such Inventory (less Reserves) is merchantable and saleable at customary prices in the ordinary course of business.

          (e)  Accounts Receivable.  Seller has provided Purchaser with a
               -------------------
     complete list, as of the date hereof, of all of the Accounts Receivable for the Business at August 31, 1997, and all Accounts Receivable of the Business are valid and enforceable claims, and the goods sold and delivered that gave rise to such Accounts Receivable were sold and delivered in arms-length transactions in conformity with the Business' standard purchase orders, agreements and specifications.

          (f)  Personnel.  Seller has provided Buyer with a complete list, as of
               ---------
     the date hereof, of all sales persons engaged in the corporate, mail order (inbound and outbound), government and education sales for the Business or who are instrumental in managing, supervising or supporting the Seller's sales force as of August 31, 1997 and the sales each such person was responsible for since January 1, 1997.

          (g)  Insurance.  Seller will maintain until the Closing Date all
               ---------
     insurance policies, including insurance on the Business' tangible real and personal property and assets against loss or damage by fire or other casualty, in amounts equal to or in excess of one hundred percent (100%) of the replacement value thereof, subject to normal deductibles. All such insurance is in full force on the date of this Agreement and is carried with reputable insurers.

          (h)  No Broker. There are no claims for brokerage or other commissions
               ---------
     or finder's or other similar fees payable in connection with the Transaction, other than ABN AMRO Chicago Corporation, whose costs will be borne solely by Seller.

          (i)  SEC Filings.  The Seller's public filings with the Securities and
               -----------
     Exchange Commission are true, comply with rules and regulations for such securities filings and are accurate in all material respects as of the date of such filings.

          (j)  Income Statements.  The Seller's income statements for the year
               -----------------
     ended December 31, 1996 and the six months ended June 30, 1997 are true, complete and accurate in all material respects as of such date.

          SECTION 3.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser
          -------      -------------------------------------------
hereby represents and warrants to Seller as follows:

          (a)  Organization, Etc.  Purchaser is a corporation duly incorporated
               ------------------
     and validly existing under the law of the state of its incorporation.

          (b)  Authorization, Etc.  Purchaser has full power and authority to
               -------------------
     enter into this Agreement and the other Acquisition Documents, to perform its obligations hereunder and thereunder, to carry out the transactions contemplated hereby and thereby and to acquire and own the Transferred Assets. All necessary actions required to authorize and ratify the execution and delivery by Purchaser of its obligations hereunder and thereunder and the consideration of the transactions contemplated hereby and thereby have been duly taken. This Agreement and the other Acquisition Documents are valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms.

          (c)  No Violation.  To the knowledge of Purchaser, neither the
               ------------
     execution and delivery of this Agreement or the other Acquisition Documents to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of the corporate governance documents of Purchaser, (ii) violate, be in conflict with, permit the termination of, constitute a default under or cause the acceleration of the maturity of any debt or obligation of Purchaser, or (iii) require the consent of any other party to or constitute a breach under any agreement or commitment to which Purchaser is a party or by which Purchaser is bound or violate any statute or law or any judgment, decree, order regulation or rule of any court or governmental authority to which Purchaser is subject or by which Purchaser or any of its assets is or at Closing will be bound.

          (d)  Litigation.  There is no action, proceeding or investigation
               ----------
     pending or, to the knowledge of Purchaser, threatened against Purchaser before any court, arbitrator or administrative or governmental body which challenges the validity of this Agreement or the other Acquisition Documents, any action taken or to be taken by Purchaser pursuant to this Agreement or the other Acquisition Documents or the Transaction, and Purchaser does not know of any such action, proceeding or investigation which is probable of assertion.

          (e)  No Broker. There are no claims for brokerage or other commissions
               ---------
     or finder's or other similar fees payable in connection with the Transaction.

          (f)  Financing.  Deutsche Financial has provided Purchaser with the
               ---------
     letter attached hereto as Schedule 3.2(f) with respect to the Transaction, and such financing is subject to the conditions referenced in the letter.

          SECTION 3.3  COVENANTS OF SELLER.  Seller hereby covenants to the
          -------      -------------------
Purchaser as follows:

          (a)  Ordinary Course of Business. Seller will operate the Business and
               ---------------------------
     its affairs in the ordinary course of business as debtor and debtor-in-possession subject to the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, orders of the Bankruptcy Court and rules and regulations of the U.S. Trustee during the period between the commencement of the Bankruptcy Case and the Closing, including but not limited to, maintaining all insurance policies presently in effect, and except as otherwise provided for in the Services Agreement.

          (b)  Notification of Certain Activities.  From the date hereof to the
               ----------------------------------
     Closing Date, Seller shall not enter into any purchase or sales commitments relating to the Business in excess of $200,000 without first providing notice to the Purchaser. If Purchaser does not consent to such purchase or sales commitments, the Inventory acquired or Accounts Receivable generated shall not be acquired by the Purchaser and the Current Asset Value reduced accordingly.

          (c)  Full Access.  Prior to Closing, Purchaser and its authorized
               -----------
     representatives shall have full access to all properties, books, records, contracts and documents of Seller, and Seller shall furnish to Purchaser and its authorized representatives all information with respect to the affairs of Seller as Purchaser and its authorized representatives may reasonably request.

          (d)  Personnel.  Seller will use its best efforts (without making any
               ---------
     commitments on behalf of Purchaser) to preserve its corporate sales staff and to preserve its present relationships with its customers and others having business relations with the Seller.

          SECTION 3.4  COVENANTS OF PURCHASER.  Purchaser shall have prepared
          -------      ----------------------
and filed a notice in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 within five days after commencement of the Bankruptcy Case.

                                   ARTICLE 4
                                   ---------

                    CONDITIONS TO PURCHASER'S OBLIGATIONS
                    -------------------------------------

          The obligation of Purchaser to consummate the Transaction in accordance with the terms of this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by Purchaser by notice to the Seller, without the necessity for further order of the Court or notice to any other party.

          SECTION 4.1  COURT ORDER.  On or before October 24, 1997 (as such date
          -------      -----------
may be extended from time to time by the Purchaser), the Court in the Bankruptcy Case shall have entered, and the clerk of such Court shall have entered on the docket (collectively, the "Entry") an order pursuant to Section 363 of the Bankruptcy Code (the "Approval Order"), in form and substance substantially similar to Exhibit 1 hereto, confirming that Purchaser constitutes a good faith
           ---------
purchaser within the meaning of Section 363 of the Bankruptcy Code, confirming that notice provided by Seller to all Persons entitled to receive such notice under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure and to all other known claimants against the Seller was adequate, and approving this Agreement, the Transaction and the Interim Services Agreement of even date.

          SECTION 4.2  REPRESENTATIONS AND WARRANTIES TRUE.  The representations
          -------      -----------------------------------
and warranties of Seller contained herein, in the other Acquisition Documents and in all certificates and other documents delivered by Seller to Purchaser pursuant hereto and thereto or in connection with the Transaction shall be true and accurate in all material respects as of the Closing Date as if made on the Closing Date.

          SECTION 4.3  PERFORMANCE.  Seller shall have performed and complied in
          -------      -----------
all material respects with all agreements and obligations required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date.

          SECTION 4.4  SERVICES AGREEMENT.  Seller and Purchaser shall have
          -------      ------------------
entered into that certain Services Agreement dated of even date herewith substantially in the form of Exhibit 4 attached hereto, and Seller shall have obtained all necessary authorization from the Court, if any, to perform under such agreement.

          SECTION 4.5  SUCCESSFUL BIDDER.  Purchaser shall be the successful
          -------      -----------------
bidder in the auction pursuant to Article 8.

          SECTION 4.6  FINDING OF GOOD FAITH PURCHASER.  On the date of the
          -------      -------------------------------
auction held pursuant to Article 8, the Court shall have entered a finding of fact that Purchaser constitutes a good faith purchaser within the meaning of
Section 363(m) of the Bankruptcy Code.

          SECTION 4.7  EMPLOYMENT MATTERS.  On the Closing Date, the following
          -------      ------------------
persons shall be employed by the Seller: (i) eighty percent (80%) of the persons identified on the schedule referenced in Section 3.1 (the "Sales Employee Schedule"), (ii) such persons who are responsible for at least eighty percent (80%) of the corporate sales listed on the Sales Employee Schedule and (iii) those persons identified on a Key Employee Schedule attached hereto as Schedule
4.7 as key employees. Purchaser shall have no obligation to hire or retain any of Seller's employees.

          SECTION 4.8  FINANCING.  Purchaser shall have received the approval of
          -------      ---------
Deutsche Financial to assume (or otherwise finance) the outstanding debt owed by Seller to Deutsche Financial as of the Closing on terms acceptable to the Purchaser.

          SECTION 4.9  CONSENTS.  (a) All required governmental authorizations,
          -------      --------
approvals, exemptions, notices and filings (including, without limitation, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) relating to the Transaction shall have become effective and (b) no administrative or judicial order or decision shall contain or impose on Purchaser (i) any material conditions or provisions for labor or environmental protection applicable to Purchaser which conditions or provisions would not be imposed on Purchaser but for this Agreement and the Transaction of (ii) a material financial obligations beyond those contemplated by this Agreement which conditions or provisions would not be imposed on Purchaser but for this Agreement and the Transaction.

                                   ARTICLE 5
                                   ---------

                     CONDITIONS TO SELLER'S OBLIGATIONS
                     ----------------------------------

          The obligation of Seller to consummate the Transaction on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by Seller by notice to the Purchaser, without the necessity for further order of the Court or notice to any other party.

          SECTION 5.1  REPRESENTATIONS AND WARRANTIES TRUE.  The representations
          -------      -----------------------------------
and warranties of Purchaser contained herein, in the other Acquisition Documents and in all certificates and other documents delivered by Purchaser to Seller pursuant hereto and thereto or in connection with the Transaction shall be true and accurate in all material respects as of the Closing Date as if made on the Closing Date.

          SECTION 5.2  PERFORMANCE.  Purchaser shall have performed and complied
          -------      -----------
in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

          SECTION 5.3  SERVICES AGREEMENT.  Seller and Purchaser shall have
          -------      ------------------
entered into that certain Services Agreement dated of even date herewith substantially in the form of Exhibit 4 attached hereto, and Seller shall have
                             ---------
obtained all necessary authorization from the Court, if any, to perform under such agreement.

          SECTION 5.4  CONSENTS.  (a) All required governmental authorizations,
          -------      --------
approvals, exemptions, notices and filings (including, without limitation, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) relating to the Transaction shall have become effective and (b) no administrative or judicial order or decision shall contain or impose on Seller (i) any material conditions or provisions for labor or environmental protection applicable to Seller which conditions or provisions would not be imposed on Seller but for this Agreement and the Transaction of
(ii) an material financial
obligations beyond those contemplated by this Agreement which conditions or provisions would not be imposed on Seller but for this Agreement and the Transaction.

          SECTION 5.5  COURT ORDER.  Entry of the Approval Order shall have
          -------      -----------
occurred and there shall be no stay in effect precluding the consummation of the Transaction and the Approval Order shall have become a Final Order.

          SECTION 5.6  SUCCESSFUL BIDDER.  Purchaser shall be the successful
          -------      -----------------
bidder in the auction pursuant to Article 8.

                                   ARTICLE 6
                                   ---------

                                    CLOSING
                                    -------

          Subject to the satisfaction or waiver of the conditions specified in Articles 4 and 5, the parties hereto covenant and agree to consummate the closing (the "Closing" or "Closing Date") of the Transaction within three (3) days of the Entry of the Approval Order, or as otherwise agreed by the parties,
without the necessity for Court approval or notice to any other party.   The
Closing shall occur at such offices as the parties shall mutually agree. At the Closing, the documents and other items referred to in this Agreement will be delivered by the parties and Purchaser will pay to Seller the cash portion of Purchase Price and fully fund the Escrow.

                                   ARTICLE 7
                                   ---------

                       AMENDMENT, TERMINATION AND WAIVER
                       ---------------------------------

          SECTION 7.1  AMENDMENT AND MODIFICATION.  This Agreement may be
          -------      --------------------------
amended, modified and supplemented only by written agreement signed by both parties hereto, subject to Court approval to the extent necessary.

          SECTION 7.2  TERMINATION.
          -------      -----------

          (a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Purchaser and Seller.

          (b) This Agreement may be terminated by either Seller or Purchaser if the Transaction has not been consummated by October 24, 1997, provided that neither Seller nor Purchaser will be entitled to terminate this Agreement pursuant to this clause if such party's material breach of this Agreement has prevented the consummation of the Transaction.

          (c) This Agreement shall automatically terminate if Purchaser is not the successful bidder in the auction held pursuant to Article 8.

          (d) This Agreement shall automatically terminate upon the Entry of an order by the Court appointing a trustee in the Bankruptcy Case prior to the Closing.

          (e) If this Agreement is terminated because the Seller, in accordance with the auction procedures described in Exhibit 2 attached hereto, sells
                                              ---------
     substantially all of the Transferred Assets or the Business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise, then immediately upon the closing of such transaction, the Seller will pay to the Purchaser the sum of $1,500,000; provided Purchaser shall be ready, willing and able to perform under this Agreement.

          SECTION 7.3  EXTENSION WAIVER.  At any time prior to the Closing Date,
          -------      ----------------
each party hereto may, without notice to any other party (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in any Schedule or Exhibit hereto or in the other party's representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and if by Seller, shall also have been made or given pursuant to any necessary approval of the Court. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                                   ARTICLE 8
                                   ---------

                                   AUCTION
                                   -------

          SECTION 8.1  COMPETITIVE PROCESS.  Seller and Purchaser agree that
          -------      -------------------
Seller shall make available to other prospective purchasers of the Business or the Transferred Assets the opportunity to acquire the Transferred Assets only through the procedures set forth in Exhibit 2 or as the Court may otherwise order.

          SECTION 8.2  PLAN OF REORGANIZATION.  Nothing herein shall be
          -------      ----------------------
construed to limit the right of any party in interest in the Bankruptcy Case to file a plan of reorganization and to initiate proceedings to obtain confirmation thereof.

                                   ARTICLE 9
                                   ---------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          SECTION 9.1  FEES AND EXPENSES.  Except as otherwise expressly
          -------      -----------------
provided in this Agreement, each of the parties hereto will pay its own fees and expenses (including attorneys', accountants' and investment bankers' fees and expenses) incurred in connection with the Transaction.

          SECTION 9.2  TRANSFER TAXES.
          -------      --------------

          (a) Seller shall be responsible for liabilities for all state or local sales, transfer, recording, filing or documentary stamp taxes or similar taxes (not including income or gains taxes of Seller), fees or governmental charges imposed on the sale or transfer of any personal property included in the Transferred Assets.

          SECTION 9.3  NOTICES.
          -------      -------

          (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand, by facsimile or deposited with a same day or overnight courier service:

          If to Seller:

                                Elek-Tek, Inc.
                                7350 North Linder Avenue
                                Skokie, Illinois 60077
                                Tel.  (847) 677-7660
                                Fax  (847) 677-4597
                                Attn: Richard Rodriguez
               with a copy to:

                                   Lord, Bissell & Brook
                                   115 South LaSalle Street
                                   Chicago, Illinois 60603
                                   Tel.  (312) 443-0700
                                   Fax  (312) 443-0336
                                   Attn:  Margaret M. Anderson

          If to Purchaser:

                                   Creative Computers, Inc.
                                   2645 Maricopa Street
                                   Torrance, California 90503
                                   Tel.  (310) 222-5806
                                   Fax  (310) 222-5821
                                   Attn: Frank F. Khulusi

               with a copy to:

                                   Robins, Kaplan, Miller & Ciresi L.L.P.
                                   2800 LaSalle Plaza
                                   800 LaSalle Avenue
                                   Minneapolis, Minnesota 55402
                                   Tel.  (612) 349-8500
                                   Fax  (612) 339-4181
                                   Attn: Kevin L. Crudden

     Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

          (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section, shall be effective upon delivery if delivered personally or by facsimile and one day after delivery by overnight courier.

          SECTION 9.4  PUBLIC ANNOUNCEMENTS.  Subject to any order of the Court,
          -------      --------------------
all press releases and other public announcement and all announcements to Seller's creditors, customers, suppliers or employees relating to the Transaction will be prepared jointly by Purchaser and Seller, unless such disclosure is required by applicable law or governmental regulations, in which case, to the extent reasonably practicable, prior to making such disclosure, the party shall give written notice to the other party describing in reasonable detail the proposed content of such disclosure and shall permit the other party to review and comment upon the form and substance of such disclosure.

          SECTION 9.5  CONFIDENTIALITY.  Except for such documents, reports,
          -------      ---------------
information and data (including financial statements) which are of a public nature, pending the Closing (and, if this Agreement is terminated, at all times after the date hereof), Purchaser shall treat as confidential and, except as otherwise required by law or in connection with the consummation of the Transaction (including seeking approval for the financing of the Transaction), will not use, submit or disclose to, or file with, others, or permit any person, firm, corporation or entity under its respective control to use, submit or disclose to, or file with others, any documents, reports, information or data (including financial statements) concerning Seller or the Business which Purchaser may obtain or have obtained from Seller, and, except for such documents, reports and other written materials (including financial statements) concerning the Business as the Seller may reasonably request. This Section shall be cumulative of, and not abrogated or subsumed by, any other confidentiality agreements of the parties hereto.

          SECTION 9.6  ASSIGNMENT.  Purchaser shall have the right to assign
          -------      ----------
this Agreement to a wholly-owned subsidiary provided that Purchaser funds the subsidiary in an amount sufficient to satisfy its obligations hereunder and remains liable for its obligations under this Agreement.

          SECTION 9.7  GOVERNING LAW.  This Agreement shall be governed by and
          -------      -------------
construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws, rules and principles.

          SECTION 9.8  COUNTERPARTS.  This Agreement may be executed
          -------      ------------
simultaneously in two or more counterparts, each of which shall be deemed an original (including executed copies sent via facsimile), and all of which together shall constitute one and the same instrument.

          SECTION 9.9  INTERPRETATION.  The headings contained in this Agreement
          -------      --------------
are inserted for convenience only and shall not constitute a part hereof. The language used in this Agreement is language developed and chosen by both parties to express their mutual intent and no rule of strict construction shall be applied against either party hereto. The use of the masculine, feminine or neuter gender and the use of the singular and plural shall not be given the effect of any exclusion or limitation herein.

          SECTION 9.10  ENTIRE AGREEMENT.  This Agreement, together with Interim
          -------       ----------------
Services Agreement of even date and the documents referred to herein which form a part hereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior agreements and understandings between the parties with respect to such subject matter. The parties agree the confidentiality agreements previously executed in connection with this Transaction shall remain in full force and effect.

          SECTION 9.11  SEVERABILITY.  Each term and provision of this Agreement
          -------       ------------
constitutes a separate and distinct undertaking, covenant, term and/or provision. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein.

          SECTION 9.12  NO THIRD PARTY BENEFICIARIES.  It is not intended that
          -------       ----------------------------
this Agreement benefit, and it shall not be construed that the provisions hereof benefit or are enforceable by any third parties.

          SECTION 9.13  EXHIBITS.  Except as otherwise provided in this
          -------       --------
Agreement, all Exhibits not attached hereto upon execution hereof shall be attached no later than the hearing or such later date as Purchaser and Seller may agree; provided, however, that such Exhibits as are attached hereto as of the date hereof may be amended from time to time, if at Purchaser's request, at Seller's reasonable discretion, and if at Seller's request, at Purchaser's reasonable discretion; provided, further, that to the extent such amendments are material, the party requesting such amendment shall bear all costs, if any, relating to notification of interested partes, and all such amendments shall be available for inspection by interested parties at any time prior to the date of the auction.

          SECTION 9.14  NAME CHANGE.  Seller agrees that as soon as practical
          -------       -----------
after Closing, Seller will change its corporate name to a name approved by the Buyer which shall not be similar to, or subject to confusion with, Seller's corporate name.

          SECTION 9.15  ACCESS.  After the Closing, so long as Purchaser has
          ------------  -------
possession of Seller's headquarters, Seller and its authorized representatives shall have access to the headquarters as Seller and its authorized representatives may reasonably request for the purpose of removing or reviewing the items relating to Section 2.2(b) of this Agreement.

          SECTION 9.16  SURVIVAL.   The representations and warranties made
          ------------  ---------
herein by the parties to this Agreement shall not survive the Closing Date; provided however, the representations and warranties made in Section 3.1(d) and
(e) shall survive until ninety (90) days from the Closing Date.

                             *   *   *   *   *   *


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above stated.

                             "SELLER"

                             ELEK-TEK, INC.

                             By:_______________________________________
                                Richard L. Rodriguez
                                President and Chief Executive Officer

                             "PURCHASER"


                             CREATIVE COMPUTERS, INC.


                             By:_______________________________________
                                Frank F. Khulusi
                                President and Chief Executive Officer


                                   EXHIBITS
                                   --------

Exhibit 1      Approval Order
Exhibit 2      Auction Procedures
Exhibit 3      Escrow Agreement
Exhibit 4      Services Agreement

          ------------------ COMPARISON OF FOOTERS ------------------

                                   -FOOTER 1-

                                       3